                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             THE COBALT GROUP, INC.
             (Exact name of registrant as specified in its charter)

    Washington                                          91-167947
------------------------                    ----------------------------------
(State of incorporation)                    (IRS Employer Identification  No.)

    2030 First Avenue, Suite 300, Seattle, WA                 98121
-----------------------------------------------      -------------------------
   (Address of principal executive offices)                (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [x]

Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                         Name of each exchange on which
   to be so registered                         each class is to be registered



Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $0.01
                       --------------------------------------
                                (Title of Class)
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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1 (File No. 333-79483), as amended, filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

ITEM 2.           EXHIBITS

         The following exhibits are incorporated herein by reference to the exhibits with the same numbers in the Registration Statement on Form S-1 (File No. 333-79483), as amended, filed under the Securities Act of 1933, as amended:

EXHIBIT NUMBER                      EXHIBIT TITLE
--------------                      --------------
    3.1         Amended and Restated Articles of Incorporation of The Cobalt
                Group, Inc.

    3.2         Bylaws of The Cobalt Group, Inc.

    10.7        Registration Agreement, dated February 28, 1997, between The Cobalt
                Group, Inc., The Productivity Fund III, L.P., Environmental Private
                Equity Fund II, L.P. and Mark Koulogeorge.

    10.7.1      Amendment to Registration Agreement, dated October 7, 1998, between
                The Cobalt Group, Inc., the Productivity Fund III, L.P.,
                Environmental Private Equity Fund II, L.P. and Mark Koulogeorge.

    10.7.2      Amendment to Registration Agreement, dated July 7, 1998, between The
                Cobalt Group, Inc., the Productivity Fund III, L.P., Environmental
                Private Equity Fund II, L.P. and Mark Koulogeorge.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      THE COBALT GROUP, INC.

                                      /s/ Geoffrey T. Barker

                                      Geoffrey T. Barker
                                      Co-Chief Executive Officer





Dated: July 8, 1999